Exhibit 99.1

September 28, 2006

Danka Business Systems PLC

(“Danka”)

Asset disposal strategy

Consistent with the strategy that has previously been reported by Danka of seeking to release value through asset disposals, the company today affirmed that it is in discussions which may lead to the disposal of part or all of Danka’s European businesses.

There can be no assurance that the terms of a transaction will be agreed or that a transaction will be completed.

A further announcement will be made as and when appropriate.

Enquiries

Weber Shandwick
Helen Thomas	020 7067 0700

Evolution Securities
Bobbie Hilliam	020 7071 4300

This announcement is not intended to and does not constitute, or form any part of, an offer to sell or an invitation to purchase any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Transaction or otherwise. Persons who are not resident in the United Kingdom, or who are subject to the laws of any jurisdiction other than the United Kingdom, should inform themselves about, and observe, any applicable legal and regulatory requirements.

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